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                                                               Exhibit (b)(1)(h)


                              NORTH AMERICAN FUNDS



                                 Redesignation
                   of Series of Shares of Beneficial Interest



The undersigned, being a majority of the Trustees of North American Funds (the "Trust"), acting pursuant to the Amended and Restated Agreement and Declaration of Trust dated February 18, 1994 (the "Declaration of Trust"), hereby redesignate the Series of Shares set forth below, such Series to continue to have the relative rights and preferences described in Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.

"Global Growth" redesignated as "Global Equity."
"Asset Allocation" redesignated as "Balanced."
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     In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 1st day of October, 1996.


Don B. Allen
---------------------------------
Don B. Allen


Charles L. Bardelis
---------------------------------
Charles L. Bardelis


Samuel Hoar
---------------------------------
Samuel Hoar


Robert J. Myers
---------------------------------
Robert J. Myers


Brian L. Moore
---------------------------------
Brian L. Moore


The Amended and Restated Agreement and Declaration of Trust of the Trust, dated October 1, 1996, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually but are binding only upon the assets belonging to the Trust, or the particular Sub-Trust or class in question, as the case may be.